Exhibit 99.2

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET (UNAUDITED)

March 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$110,327,937
Restricted cash	16,000,000
Receivables	286,833,794
Unbilled work	32,385,960
Advances to related parties	15,310,000
Advances to affiliates	72,528
Inventory	2,633,907
Deferred income taxes	192,896
Other current assets	8,656,322

Total current assets	472,413,344

Property and equipment, net of depreciation	85,197,703

Noncurrent assets:
Goodwill	21,181,467
Identified intangible asset, net	10,688,794
Mineral reserves	12,849,926
Other assets	1,648,790

Total noncurrent assets	46,368,977

Total assets	$603,980,024

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$11,821,768
Accounts and subcontracts payable	277,342,111
Accrued liabilities	27,817,245
Advances from affiliates	665,645
Deferred contract revenue	57,612,517
Income taxes payable	842,654

Total current liabilities	376,101,940

Noncurrent liabilities:
Long-term debt, less current maturities	26,905,011
Deferred income taxes	1,311,424
Royalty payables	11,361,031
Other long-term liabilities	3,785,892

Total noncurrent liabilities	43,363,358

Total liabilities	419,465,298

Commitments and Contingencies: (Note 13)
Shareholders’ Equity:
Capital stock, no par value: authorized 1,000,000 shares:
issued and outstanding 900,043 shares	6,756,510
Additional paid-in capital	11,075,563
Accumulated other comprehensive income	101,255
Retained earnings	166,581,398

Total shareholders’ equity	184,514,726

Total liabilities and shareholders’ equity	$603,980,024

See notes to consolidated financial statements

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended March 31,
	2008	2007
REVENUE:
Construction revenue	$394,827,385	$231,852,863
Sales revenue	135,642	206,969

Total revenue	394,963,027	232,059,832

COST OF REVENUES:
Cost of construction revenue	359,026,165	211,273,652
Amortization of intangible asset	1,240,363
Cost of sales revenue	92,150	130,227

Total cost of revenues	360,358,678	211,403,879

Gross profit	34,604,349	20,655,953

Gain on sale of property and equipment	(148,486)	(49,789)
General and administrative expenses	13,556,824	7,753,641

Income from operations	21,196,011	12,952,101

OTHER INCOME (EXPENSES):
Interest and other income	1,398,286	742,790
Net gain on sale of marketable securities		11,426,900
Interest expense	(778,695)	(1,004,613)
Other expense	(135,718)	(28,444)

Total other income, net	483,873	11,136,633

Income before minority interest and income taxes	21,679,884	24,088,734

Provision for income taxes	618,854	796,424

Income before minority interest	21,061,030	23,292,310
Minority interest		(20,525)

INCOME FROM CONTINUING OPERATIONS	21,061,030	23,271,785

DISCONTINUED OPERATIONS:
Loss from discontinued operations before minority interest and income taxes		(102,131)
Provision for income taxes		800

Loss before minority interest		(102,931)

Minority interest		64,480

LOSS FROM DISCONTINUED OPERATIONS		(38,451)

NET INCOME	$21,061,030	$23,233,334

See notes to consolidated financial statements

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (UNAUDITED)

Three months ended March 31, 2008

	Capital Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total
BALANCE AT JANUARY 1, 2008	$6,756,510	$11,075,563	$144,570	$193,653,700	$211,630,343

Comprehensive income:
Net income—Three months ended March 31, 2008				21,061,030	21,061,030

Other comprehensive income:
Foreign currency translation adjustments (net of tax of ($649))			(43,315)		(43,315)

Total comprehensive income			(43,315)	21,061,030	21,017,715

Distributions to shareholder				(48,133,332)	(48,133,332)

BALANCE AT MARCH 31, 2008	$6,756,510	$11,075,563	$101,255	$166,581,398	$184,514,726

See notes to consolidated financial statements

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three months ended March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$21,061,030	$23,233,334
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(used in) operating activities:
Depreciation and amortization	1,673,313	1,528,065
Amortization of intangible asset	1,240,363
Net gain from sale of property and equipment	(148,486)	(49,789)
Net gain on sale of marketable securities		(11,426,900)
Minority interest in consolidated subsidiaries		(43,955)
Increase (decrease) in cash attributed to changes in operating assets and liabilities:
Receivables	(39,652,016)	(42,635,664)
Inventory	508,325	(75,682)
Other assets	(1,955,417)	(2,408,544)
Advances from (to) joint ventures partners, net	177,247	(222,632)
Advances to related parties		(173,728)
Unbilled work	(1,686,759)	(7,959,964)
Accounts payable and other liabilities	21,155,510	38,251,724
Deferred contract revenue	(213,545)	1,571,369

Net cash provided by (used in) operating activities	2,159,565	(412,366)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	657,941	524,344
Proceeds from sales of marketable securities		23,791,000
Purchases of property and equipment	(12,813,331)	(4,390,819)
Cash paid on acquisition of mineral reserves	(1,488,895)
Decrease in restricted cash	8,000,000
Advances to related parties	(15,310,000)
Cash paid on acquisition, net of cash acquired	(30,295,894)

Net cash (used in) provided by investing activities	(51,250,179)	19,924,525

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt		2,378,860
Principal payments of long-term obligations	(2,665,872)	(6,078,529)
Distributions to shareholders	(30,718,478)	(1,834,999)

Net cash used in financing activities	(33,384,350)	(5,534,668)

Net increase (decrease) in cash and cash equivalents	(82,474,964)	13,977,491

Cash and cash equivalents at beginning of period	192,802,901	37,575,733

Cash and cash equivalents at end of period	$110,327,937	$51,553,224

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$793,270	$1,537,526

Income taxes	$2,305,734	$360,553

NONCASH INVESTING AND FINANCING ACTIVITIES:
Real estate assets and liabilities distributed to principal shareholder	$17,414,854	—

Capitalized lease obligation incurred for transportation equipment	$72,070	$20,140

Unrealized holding gains on marketable securities	—	$16,196,544

Royalty liabilities accrued from acquisition of mineral reserves	$11,361,031	—

See notes to consolidated financial statements

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

As of March 31, 2008 and for the three months ended March 31, 2008 and 2007

1.	SIGNIFICANT ACCOUNTING POLICIES

Nature of Business:

Tutor-Saliba Corporation was incorporated in 1981 as a successor to businesses that had been providing construction services since 1949. Tutor-Saliba Corporation and its majority-owned subsidiaries (“Tutor-Saliba” or the “Company”) provide diversified general contracting, design-build, and preconstruction services to public agencies and private clients. The Company’s construction business is conducted through three basic segments or operations: domestic civil, domestic building, and international. The Company focuses on large, complex construction projects in the civil infrastructure and commercial building sectors. The Company manages all aspects of these construction projects and directly performs many significant construction specialties, including concrete forming and placement, site excavation, structural steel erection, and electrical and mechanical services. The Company provides these services by using traditional general contracting arrangements, such as fixed price, guaranteed maximum price, and cost plus fee contracts.

In an effort to limit its financial and/or operational risk on certain of its larger and more complex projects, the Company participates in construction joint ventures, often as the sponsor or manager of the project, for the purpose of bidding and, if awarded, providing the agreed-upon construction services. Each joint venture participant usually agrees in advance to provide a predetermined percentage of capital, as required, and to share in the same percentage of profit or loss on the project.

Basis of Presentation:

The unaudited consolidated financial statements presented herein include the accounts of Tutor-Saliba Corporation and its majority-owned subsidiaries. The Company’s interests in construction joint ventures are accounted for using the proportionate consolidation method. All intercompany balances and transactions have been eliminated in consolidation. These statements should read in conjunction with the Company’s audited financial statements for the year ended December 31, 2007. In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company’s financial position as of March 31, 2008 and results of operations and cash flows for the three months ended March 31, 2008 and 2007. The results of operations for the three months ended March 31, 2008 may not be indicative of the results that may be expected for the year ending December 31, 2008 because, among other reasons, such results can vary depending on the timing of progress achieved and changes in estimated profitability of projects being reported.

Use of Estimates in the Preparation of Financial Statements:

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, the Company reviews its estimates based on information that is currently available. Changes in facts and circumstances may result in revised estimates.

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

As of March 31, 2008 and for the three months ended March 31, 2008 and 2007

1.	SIGNIFICANT ACCOUNTING POLICIES, Continued

Method of Accounting for Contracts:

Revenues and profits from the Company’s construction contracts are recognized by applying percentages of completion for the period to the total estimated profits for the respective contracts. Percentage-of-completion is determined by relating the actual cost of the work performed to date to the current estimated total cost of the respective contracts. When the estimate on a contract indicates a loss, the Company’s policy is to record the entire loss during the accounting period in which it is estimated. In the ordinary course of business, at a minimum on a quarterly basis, the Company prepares updated estimates of the total forecasted revenue, cost, and profit or loss for each contract. The cumulative effect of revisions in estimates of the total forecasted revenue and costs, including unapproved change orders and claims, during the course of the work is reflected in the accounting period in which the facts that caused the revision become known. The financial impact of these revisions to any one contract is a function of both the amount of the revision and the percentage-of-completion of the contract. An amount equal to the costs incurred, which are attributable to unapproved change orders and claims are included in the total estimated revenue when realization is determined to be probable. Profits from unapproved change orders and claims are recorded in the total estimated revenue in the period such amounts are resolved.

The Company includes in current assets and current liabilities amounts related to construction contracts realizable and payable over a period in excess of one year. Deferred contract revenue represents excess of billings to date over the amount of contract costs and profits (or contract revenue) recognized to date on the percentage-of-completion accounting method on certain contracts. Unbilled work represents the excess of contract costs and profits (or contract revenue) recognized to date on the percentage-of-completion accounting method over billings to date on the remaining contracts. Unbilled work results when (1) the appropriate contract revenue amount has been recognized in accordance with the percentage-of-completion accounting method, but a portion of the revenue recorded cannot be billed currently due to the billing terms defined in the contract and/or (2) costs, recorded at estimated realized value, related to unapproved change orders or claims are incurred. Unbilled work on contracts at March 31, 2008 consisted of the following:

Unbilled costs and profits incurred to date	$6,849,259
Unapproved change orders	13,855,087
Claims	11,681,614

$32,385,960

The prerequisite for billing “Unbilled costs and profits incurred to date” is provided in the defined billing terms of each of the applicable contracts. The prerequisite for billing “Unapproved change orders” or “Claims” is the final resolution and agreement between the parties. The amount of unbilled work at March 31, 2008, estimated by management to be collected beyond one year is approximately $6,585,000.

Significant Estimates:

As outlined above, the Company’s revenue is recognized on the percentage-of-completion basis. Consequently, construction revenue and gross margin for each reporting period are determined on a contract-by-contract basis by reference to estimates by the Company’s management of expected costs to be incurred to complete each project. These estimates include provisions for known and anticipated cost overruns and cost recoveries, if any exist or are expected to occur. These estimates are subject to revision in the normal course of business and could be material.

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

As of March 31, 2008 and for the three months ended March 31, 2008 and 2007

1.	SIGNIFICANT ACCOUNTING POLICIES, Continued

Foreign Currency Translation:

The functional currency for foreign operations is the local currency. The assets and liabilities of the Company’s international subsidiaries are translated into U.S. dollars using current exchange rates at the balance sheet date. Operating statement items are translated at average exchange rates prevailing during the period. The resulting cumulative translation adjustment of $101,255 at March 31, 2008 is recorded in the foreign currency translation adjustment account as part of accumulated other comprehensive income in shareholder’s equity. Foreign currency transaction gains and losses, if any, are included in operations as they occur.

Cash and Cash Equivalents:

Cash equivalents represent all highly liquid debt instruments with maturities, when purchased, of three months or less.

Cash and cash equivalents as reported in the accompanying consolidated balance sheets consist of amounts held by the Company that are available for general corporate purposes and the Company’s proportionate share of amounts held by construction joint ventures that are available only for joint venture-related uses. Cash held by construction joint ventures is distributed from time to time to the Company and to the other joint venture participants in accordance with their percentage interest. Cash distributions received by the Company from its construction joint ventures are then available for general corporate purposes. Cash and cash equivalents at March 31, 2008 consisted of the following:

Corporate cash and cash equivalents (available for general purposes)	$98,774,699
Company’s share of joint venture cash and cash equivalents (available only for joint venture purposes, including future distributions)	11,553,238

$110,327,937

Restricted Cash

As of March 31, 2008, the Company had $16,000,000 of restricted cash. Restricted cash consists of amounts held as collateral on the revolving credit facility (see Note 5).

Inventory:

Inventory consists of construction materials, equipment parts, and supplies that have not been assigned and charged to specific contracts. Inventory is stated at the lower of cost or market. Cost is determined generally on the specific identification method.

Property, Equipment, and Long-Lived Assets:

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over their estimated useful lives ranging from 3 to 40 years after an allowance for salvage.

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

As of March 31, 2008 and for the three months ended March 31, 2008 and 2007

1.	SIGNIFICANT ACCOUNTING POLICIES, Continued

All long-lived assets are reviewed by management in accordance with FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, for impairment whenever events or changes in circumstance indicate that the carrying value of such assets may not be recoverable from expected future undiscounted cash flows. Major renewals and betterments are capitalized and maintenance and repairs are charged to operations as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the appropriate account and any gain or loss is included in results of operations. No impairments were identified as of March 31, 2008.

Goodwill and other Intangible Assets:

Goodwill is subject to annual impairment test pursuant to FASB Statement No. 142, Goodwill and Other Intangible Assets. The Company regularly evaluates whether events or circumstances have occurred which may indicate a possible impairment of goodwill. The Company believes the methodology used in testing impairment of goodwill, which includes significant judgements and estimates, provides a reasonable basis in determining whether an impairment charge should be taken.

Income Taxes:

The Company accounts for income taxes in accordance with FASB Statement No. 109, Accounting for Income Taxes, which requires the use of an asset and liability method of accounting for income taxes. Deferred income taxes are provided to reflect the tax effect of differences between the financial statement carrying amounts and the tax bases of assets and liabilities. The Company elected to be treated as an S corporation effective January 1, 1996. As a result, taxable income, loss and credits flow directly to the shareholder and tax-related assets and liabilities of the Company become the obligation of the shareholder of the S corporation and are no longer reflected in the financial statements. The deferred tax assets, liabilities, and provision reflected in the financial statements are those that do not flow through to the shareholder, as they relate to taxable subsidiaries.

In July 2006, the FASB issued FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109. FIN No. 48 increases the relevancy and comparability of financial reporting by clarifying the way companies account for uncertainty in measuring income taxes. FIN No. 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. FIN No. 48 only allows a favorable tax position to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. FIN No. 48 also provides guidance on the accounting for and recording of interest and penalties on uncertain tax positions. The Company adopted FIN No. 48 on January 1, 2007, and the adoption of FIN No. 48 did not have an impact on the financial condition and results of operations.

Fair Value of Financial Instruments:

The carrying value of receivables and other amounts arising out of normal contract activities, including retentions that may be settled beyond one year, are estimated to approximate fair value. All significant debt obligations, interest rates, and their carrying value are considered to approximate market rates and fair value.

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

As of March 31, 2008 and for the three months ended March 31, 2008 and 2007

1.	SIGNIFICANT ACCOUNTING POLICIES, Continued

New Accounting Pronouncements:

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurements. FASB Statement No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position (FSP) No. FAS 157-1 and FSP No. FAS 157-2, affecting implementation of FASB Statement No. 157. FSP No. FAS 157-1 excludes FASB Statement No. 13, Accounting for Leases, and other accounting pronouncements that address fair value measurements under FASB Statement No. 13, from the scope of FASB Statement No. 157. FSP No. FAS 157-2 delays the effective date of FASB Statement No. 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value on a recurring basis, to fiscal years beginning after November 15, 2008. The adoption of FASB Statement No. 157 did not have a material impact on the financial condition and results of operations.

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—including an Amendment of FASB No. 115. FASB Statement No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The Company adopted FASB Statement No. 159 on January 1, 2008, as required. The Company did not elect the fair value measurement option for any of its financial assets or liabilities. Therefore, the adoption of FASB Statement No. 159 had no impact on the Company’s financial statements.

In December 2007, the FASB issued FASB Statement No. 141 (revised 2007), Business Combinations. FASB Statement No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. FASB Statement No. 141(R) also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. FASB Statement No. 141(R) is effective for fiscal years beginning after December 15, 2008. The Company will apply the provision of FASB Statement No. 141(R) prospectively as of that date.

In December 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51. FASB Statement No. 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. FASB Statement No. 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. FASB Statement No. 160 is effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the potential impact, if any, of the adoption of FASB Statement No. 160 on the Company’s financial condition and results of operations.

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

As of March 31, 2008 and for the three months ended March 31, 2008 and 2007

2.	RECEIVABLES

Receivables at March 31, 2008 consisted of the following:

Receivables:
Contract receivables	$163,680,437
Retainage receivables	121,146,489
Trade and other	2,006,868

Total receivables	$286,833,794

Retainage:

Many of the contracts under which the Company performs work contain retainage provisions. Retainage refers to that portion of revenue earned by the Company but held for payment by the customer pending satisfactory completion of the project. The Company believes that all amounts retained by customers under such provisions are fully collectible. Retainage on active contracts is classified as a current asset regardless of the term of the contract. Retainage is generally collected within one year of the completion of the contract. As of March 31, 2008, the amount of retainage expected to be collected beyond one year was $69,088,317.

3.	PROPERTY AND EQUIPMENT

Property and equipment, at cost, at March 31, 2008 consisted of the following:

Land	$4,496,263
Building and improvements	12,912,609
Transportation equipment	12,345,360
Construction equipment	91,169,147
Office equipment	3,209,285

Property and equipment, gross	124,132,664
Less accumulated depreciation	38,934,961

Property and equipment, net of depreciation	$85,197,703

Included in property and equipment as of March 31, 2008, are amounts recorded under capital leases for transportation equipment of $3,259,722. Accumulated depreciation on transportation equipment recorded under capital leases was $1,562,897 as of March 31, 2008. Effective January 1, 2008, a commercial office building was transferred to an affiliate of the principal shareholder (see Note 9).

4.	OPERATING LEASES

During 2005, the Company entered into a new non-cancelable operating lease for a corporate aircraft after the buyout of an existing lease. The Company has the right to voluntarily terminate the lease and purchase the asset on any installment payment date after the first 12-month anniversary of the lease for the outstanding lease balance. Upon expiration of the initial lease term in December 2015, the Company has the option of either purchasing the asset for the outstanding lease balance or returning the asset to the lessor.

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

As of March 31, 2008 and for the three months ended March 31, 2008 and 2007

4.	OPERATING LEASES, Continued

The Company’s shareholder has personally guaranteed this lease. Total rental expense under this lease was $864,095 for the three months ended March 31, 2008, and 2007.

The Company leases facilities from its principal shareholder and an affiliate owned by the principal shareholder under non-cancelable operating lease agreements with monthly payments of $140,000, which increases at 3% per annum beginning July 1, 2007, expiring in July 31, 2016. Lease expense for these leases recorded on a straight-line basis was $481,659 for three months ended March 31, 2008, and 2007.

Future minimum lease payments, including a guaranteed residual of $18,162,015 on the transportation equipment lease at March 31, 2008, are as follows:

	Third Party	Related Party	Total
2008 (remaining 9 months)	$2,592,285	$1,323,756	$3,916,041
2009	3,456,380	1,809,047	5,265,427
2010	3,456,380	1,863,318	5,319,698
2011	3,456,380	1,919,218	5,375,598
2012	3,456,380	1,976,794	5,433,174
Thereafter	28,531,155	7,577,533	36,108,688

Total	$44,948,960	$16,469,666	$61,418,626

5.	LONG-TERM DEBT

Long-term debt at March 31, 2008 consisted of the following:

Notes payable collateralized by construction and transportation equipment payable in monthly principle installments of $581,344 plus fixed interest ranging from 6.00% to 7.95%, through maturity, which extends to January 2013.	$24,350,708

Notes payable collateralized by construction and transportation equipment payable in monthly principal and interest installments of $283,645, with fixed interest ranging from 6.02% to 6.99%, through maturity, which extends to December 2012.	11,092,570

Mortgage note, guaranteed by the principal shareholder, payable in monthly installments of interest only at prime rate, which is 6.0% at March 31, 2008, through maturity, which is October 2008.	1,460,000

Mortgage note payable in monthly installments of $8,711, including principal and interest fixed at 6.5% through maturity, which is August 2011.	290,932

Transportation equipment capital leases payable through maturity, which is June 2011.	1,532,569

Long-term debt	38,726,779

Less current maturities	11,821,768

Long-term debt, less current maturities	$26,905,011

The Company, in September 2007, entered into a new revolving credit facility, which expires August 2009. The facility, which replaced a $25,000,000 existing facility, provides for borrowings up to $50,000,000,

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

As of March 31, 2008 and for the three months ended March 31, 2008 and 2007

5.	LONG-TERM DEBT, Continued

including a letter of credit facility of up to $8,000,000. As of March 31, 2008 outstanding balances under the credit facilities were $0, in addition to standby letters of credit in the amounts of $6,531,696 and availability under the credit facilities was $43,468,304. Certain of the Company’s marketable securities and/or cash and other general assets secure the credit facility. The credit facility contains certain financial covenants, including maintenance of minimum levels of net worth and profitability and maintenance of certain debt-to-worth and current ratios. At March 31, 2008, the Company was in compliance with its financial covenants.

The mortgage notes payable are collateralized by separate first trust deeds on real property.

At March 31, 2008, maturities of long-term debt at March 31 for each fiscal year are as follows:

2009	$11,821,768
2010	10,546,742
2011	9,215,964
2012	5,098,962
2013	2,043,343

Total	$38,726,779

6.	INCOME TAXES

The provision for income taxes includes the following:

	Three Months Ended March 31,
	2008	2007
Current
State	$139,764	$266,280
Federal	104,480	—
Foreign	374,610	455,700

Total current	618,854	721,980

Deferred
State	—	75,244
Foreign	—	—

Total deferred	—	75,244

Total provision for income taxes	618,854	797,224

Less attributed to discontinued operations	—	800

Total provision for income taxes from continuing operations	$618,854	$796,424

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

As of March 31, 2008 and for the three months ended March 31, 2008 and 2007

6.	INCOME TAXES, Continued

The table below reconciles the difference between the statutory federal income tax rate and the effective rate provided for income before income taxes in the Consolidation Statements of Income.

	Three Months Ended March 31,
	2008	2007
Federal income taxes at the statutory rate	$7,587,959	$8,410,695
State income taxes, net of federal benefits	139,764	341,741
Permanent differences
Earnings subject to different federal corporate tax rates	(7,122,495)	(7,945,648)
Change in rates	(9,953)	—
Foreign earnings taxed at different rates	23,579	(7,116)
Other	—	(2,448)

Total provision for income taxes	618,854	797,224

Less attributed to discontinued operations	—	800

Total provision for income taxes from continuing operations	$618,854	$796,424

The total income before taxes is recorded as follows:

	Three Months Ended March 31,
	2008	2007
Income before taxes:
Domestic	$20,676,937	$22,701,851
Foreign	1,002,947	1,328,707

Total income before taxes	21,679,884	24,030,558
Less attributed to discontinued operations	—	(37,651)

Total income before taxes on continuing operations	$21,679,884	$24,068,209

Components of the net deferred tax liability (asset) recognized by type of temporary difference at March 31, 2008 are as follows:

Current
Other	$(192,896)

Total current	(192,896)

Noncurrent
Contract accounting	(16,442)
Depreciation	1,325,899
Other	1,967

Total noncurrent	1,311,424

Total	$1,118,528

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

As of March 31, 2008 and for the three months ended March 31, 2008 and 2007

6.	INCOME TAXES, Continued

As of January 1, 2007 and March 31, 2008, the Company identified and reviewed potential uncertainties related to taxes upon the adoption of FIN No. 48 and determined that the exposure to those uncertainties did not have a material impact on the Company’s results of operations or financial condition.

The Company recognizes interest and penalties accrued related to uncertain tax positions as a component of the income tax provision. There were no material uncertain tax positions as of March 31, 2008. For the three months ended March 31, 2008, there have been no interest and penalties recorded as a component of the income tax provision.

7.	STOCK TRANSACTION

On October 1, 2007, certain executives of the Company entered into a Stock Purchase Agreement with the Company’s principal shareholder (“principal shareholder”), in which the executives acquired 34,500 shares of common stock of the Company, representing 3.83% of the shares outstanding, for total consideration of $9,582,179. In addition, the parties entered into a Buy-Sell Agreement (“Buy-Sell”) dated October 1, 2007, placing substantial restrictions on the ability of the executives to sell the shares acquired under the Agreement.

In the event that the executives terminate their employment with the Company, the Buy-Sell provides that the principal shareholder has a right to purchase the shares acquired by the executives at the original price. The Buy-Sell terminates on the occurrence of a reorganization, merger, or consolidation involving another corporation in which the Company is not the survivor, or the closing of a public offering of the shares of stock of the Company (“IPO”).

Because of the restrictions placed on transfer or sale of the shares, the executives rights to any excess of the fair value of the shares estimated at $555 per share at the grant date over cost (in the amount of $9,565,321) can only be realized through the termination of the agreement or at the sole discretion of the principal shareholder to pay fair market value under certain provisions of the agreement. Accordingly, no compensation expense will be recognized for the shares issued in connection with this transaction until such time that termination of the Buy-Sell Agreement becomes likely or the Buy-Sell Agreement is terminated. Distributions related to the shares held by the executives will be recorded as compensation expense in the period incurred. During the three months ended March 31, 2008, $1,070,753 was recorded as compensation expense in General and administrative expenses in the accompanying consolidated statement of income.

8.	RELATED-PARTY TRANSACTIONS

At March 31, 2008, the Company’s principal shareholder has provided a guarantee on a transportation equipment lease. In addition, the Company’s principal shareholder has non-cancelable operating leases on facilities (see Note 4).

The Company’s principal shareholder is Chairman and CEO or Perini Corporation. As a condition to an investor group’s acquisition of shares of Perini Corporation Series B Preferred Stock for an aggregate of $30 million, which was approved by the shareholders in January 1997, Perini Corporation entered into an agreement with the Company and sole shareholder of the Company, to provide certain management services, as defined. The management agreement has been renewed annually by the Perini Corporation Board of Directors under the same basic terms and conditions as the initial agreement except that the

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

As of March 31, 2008 and for the three months ended March 31, 2008 and 2007

8.	RELATED-PARTY TRANSACTIONS, Continued

amount of the annual fee payable thereunder to the Company was increased effective September 15, 2004, from $375,000 to $800,000, and effective March 15, 2006, from $800,000 to $900,000. Compensation for the principal shareholder to provide management services consisted of $233,333 for the three months ended March 31, 2007 and $250,000 for the three months ended March 31, 2008. Payments under the agreement paid to the Company were passed directly to the principal shareholder.

Included in the Company’s financial statements are $7,675,245 and $4,693,237 in revenues for the three months ended March 31, 2008 and 2007, respectively, derived from the Company’s interest in various construction joint ventures with Perini Corporation. Also included were total assets of $15,613,493 as of March 31, 2008, relating to these construction joint ventures. One of these joint ventures is involved in a continuing dispute with the Los Angeles County Metropolitan Transportation Authority (see Note 13).

The Company’s principal shareholder had $15,310,000 due to the Company as of March 31, 2008. This amount consisted of short term advances.

An affiliate of the Company’s principal shareholder had an outstanding note payable due to a joint venture, of which the Company’s proportionate share was $210,368 as of March 31, 2008, and is included in the accompanying balance sheet.

9.	DISCONTINUED OPERATIONS

Effective January 1, 2008 the Company entered into an exchange transaction with an affiliate owned by the Company’s majority shareholder. The Company transferred its partnership interest in a commercial office building in exchange for a 2% interest in one of the Company’s consolidated subsidiaries that was held by the affiliated company. The December 31, 2007 balance sheet reflects $26,759,142 in property and equipment, minority interest receivable of $13,423,058, cash of $3,855,279, other net assets of $1,853,748 and mortgage debt of $24,370,345 associated with the Company’s interest in this partnership. The December 31, 2007 book value of the 2% interest in the Company’s consolidated subsidiary is $250,749. Based on this exchange transaction, the activities relating to the commercial office building have been reported as discontinued operations. Revenues were $0 and $1,616,382 and pretax income (loss) was $0 and $(37,651) for the three months ended March 31, 2008 and 2007, respectively, and were reported as discontinued operations. The transaction had no impact to net income in the accompanying consolidated statements of income. The net book value of assets distributed over assets received was recorded as a distribution of $21,270,133 on January 1, 2008.

10.	ACQUISITIONS

Acquisition of Powerco Electric Corp.

On September 30, 2007, the Company purchased 100% of the outstanding stock of Powerco Electric Corp. (“PEC”), a commercial electrical subcontractor, for $3,300,000 in cash. PEC performs work in and around the Los Angeles area, specializing in commercial building projects.

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

As of March 31, 2008 and for the three months ended March 31, 2008 and 2007

10.	ACQUISITIONS, Continued

The transaction was accounted for using the purchase method of accounting as required by FASB Statement No. 141, Business Combinations, including the allocation of the purchase to the tangible and intangible assets of Powerco Electric Corp., which has been finalized. The following table summarizes the fair value of the assets acquired and liabilities assumed as of September 30, 2007:

Current assets	$21,684,107
Property and equipment, net	325,969
Goodwill	2,826,117
Intangibles	4,160,000

Total assets acquired	28,996,193
Current liabilities	(7,745,611)
Other long-term liabilities	(17,950,582)

Total acquisition costs	$3,300,000

The following table identifies the intangible asset acquired and its respective amortization period. The amount assigned to an intangible asset represents the Company’s estimate of the fair value of the intangible asset acquired, which is being amortized in relation to contract revenue. Amortization expense was $631,113 for the three months ended March 31, 2008.

	Amount	Amortization Period
Constructon contract backlog	$4,160,000	4 years

Total intangible asset acquired	$4,160,000

Acquisition of Desert Plumbing & Heating Co. Inc.

On January 4, 2008 the Company purchased 100% of the outstanding stock of Desert Plumbing & Heating Co. Inc. (“DPH”), a mechanical subcontractor located in Las Vegas, NV, for $35.0 million cash and an earn-out based upon a percentage of DPH’s earnings over the next three years, up to a maximum of $4 million annually. DPH operates primarily in the state of Nevada and had approximately 25 contracts in progress, primarily in the Las Vegas hotel and gaming market, at the time of the acquisition.

In the event the Company becomes a public company by public offering or otherwise, the earn-out payments to the former DPH shareholders will be payable in shares of stock in the parent company in an amount equivalent to the maximum earn-out payment of $12 million.

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

As of March 31, 2008 and for the three months ended March 31, 2008 and 2007

10.	ACQUISITIONS, Continued

The transaction was accounted for using the purchase method of accounting as required by FASB Statement No. 141, Business Combinations, including the allocation of the purchase to the tangible and intangible assets of DPH, which has been finalized. The following table summarizes the fair value of the assets acquired and liabilities assumed as of January 4, 2008:

Current assets	$31,260,668
Property and equipment, net	933,964
Goodwill	18,487,000
Intangibles	9,000,000

Total assets acquired	59,681,632
Current liabilities	(24,681,632)

Total acquisition costs	$35,000,000

The $18,487,000 of “Goodwill” referred to above has been allocated to the building construction segment and is not deductible for tax purposes. Goodwill and intangible assets with an indefinite life recorded in the acquisition were tested in 2005, 2006 and 2007 and will be tested periodically in the future for impairment as required by FASB Statement No. 142, Goodwill and Other Intangible Assets.

The following table identifies the intangible assets acquired and their respective amortization periods. Amortization expense was $609,250 for the three months ended March 31, 2008.

	Amount	Amortization Period
Trade names	4,100,000	19 years
Customer relationships	3,300,000	9 years
Construction contract backlog	$1,600,000	2 years

Total intangible assets acquired	$9,000,000

All Star Aggregate, Inc.

On March 7, 2008, the Company entered into an agreement for the transfer and purchase of certain mineral material mining contracts, equipment, and material stockpiles used to operate All Star Aggregate, Inc.’s existing business in Sloan Pit, located in Clark County, NV, for a purchase price of $5,200,000. At March 31, 2008, the Company’s present value portion of the remaining royalty payables of $1,853,677 is included in the accompanying balance sheet.

Bureau of Land Management Leases

On March 12, 2008, the Company entered into a 10-year renewable contract with the Bureau of Land Management (“BLM”) for the extraction of 19,500,000 tons of limestone aggregate on land located at Mount Diablo Meridian, NV. Pursuant to the Company’s September 12, 2007 high bid of $0.90 per ton and a $0.01 per ton administrative fee, the total contract price equates to $17,745,000 and requires a five percent deposit in the amount of $877,500 prior to beginning extraction. The balance of the contract price will be paid monthly over the contract term based upon the value of materials removed in the prior month. In addition, the Company is obligated under a separate agreement to pay a third party a finders fee related to

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

As of March 31, 2008 and for the three months ended March 31, 2008 and 2007

10.	ACQUISITIONS, Continued

the transaction in the amount of $300,000. At March 31, 2008, the Company’s present value portion of the remaining royalty payables of $9,507,354 is included in the accompanying balance sheet.

11.	RETIREMENT PLANS

The Company participates in multi-employer defined benefit pension plans in connection with union collective bargaining agreements. Contributions are based upon hours worked by employees covered under these agreements and are funded on a current basis. The Company contributed and charged to expense $2,444,650 and $1,633,804 for the three months ended March 31, 2008 and 2007, respectively.

The Company sponsors a 401(k) profit-sharing plan for non-union domestic employees. Effective July 1, 2006, the Company began contributing $0.30 per dollar (an increase from $0.25 per dollar) of employee contributions up to 10% of eligible salary. Participants are fully vested in their contributions and vest at a rate of 20% per year of participation in the plan, becoming fully vested in 5 years. The Company contributed and charged to expense $170,786 and $125,764 for the three months ended March 31, 2008 and 2007, respectively.

DPH adopted a 401(k) profit sharing plan in 1995. Participants may elect to contribute up to 12% of their earnings into the plan. DPH’s contributions to the Plan are determined by management on an annual basis. For the three months ended March 31, 2008, DPH contributed $11,717 in matching contributions to its plan.

The Company sponsors a 401(k) profit sharing plan for non-union territory of Guam employees. The Company contributes $0.25 per dollar of employee contributions up to 6% of eligible salary. Participants are fully vested in their contributions and vest at a rate of 20% per year of participation in the plan, becoming fully vested in 5 years. The Company contributed and charged to expense $23,156 and $18,231 for the three months ended March 31, 2008 and 2007, respectively.

12.	SIGNIFICANT RISKS AND UNCERTAINTIES

Concentrations:

A majority of the Company’s cash balances are on deposit with financial institutions and exceed federally insured deposit limits. A substantial portion of the Company’s labor force (40%) is subject to collective bargaining agreements, which expire in years 2008 and beyond. Revenues from various projects in California for University of California, Los Angeles totaled $31,938,638 (or 14% of consolidated revenues) for the three months ended at March 31, 2007. Revenues from a single project in Nevada for Wynn Las Vegas, LLC totaled $191,569,594 (or 48% of consolidated revenues) for the three months ended at March 31, 2008, and $100,022,416 (or 43% of consolidated revenues) for the three months ended at March 31, 2007. Revenues from a single project in Nevada for Westgate Planet Hollywood Las Vegas, LLC totaled $64,995,050 (or 16% of consolidated revenues) for the three months ended at March 31, 2008. Revenues from a single project for Los Angeles World Airports totaled $37,464,130 (or 16% of consolidated revenues) for the three months ended at March 31, 2007.

The Company had accounts receivable due from various projects for University of California, Los Angeles, in the amount of $37,531,270 (or 13% of receivables); a single project for Wynn Las Vegas, LLC totaled $109,589,479 (or 38% of receivables); and a single project for Westgate Planet Hollywood Las Vegas, LLC totaled $30,911,806 (or 11% of receivables) at March 31, 2008.

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

As of March 31, 2008 and for the three months ended March 31, 2008 and 2007

13.	OTHER COMMITMENTS AND CONTINGENCIES

Contingent liabilities of the Company include the industry standard contractor liabilities for performance and completion of construction contracts. In addition, the Company is a defendant in various lawsuits. Except as discussed below, in the opinion of management, the resolution of these matters will not likely have a material adverse effect on the financial position, result of operations or cash flows of the Company.

The Company, from time to time, enters into certain types of contracts that contingently require the Company to indemnify parties against third-party claims. These contracts primarily relate to: (i) business sales and purchase agreements, under which the Company may provide customary indemnification, and (ii) certain lease agreements, under which the Company may be required to indemnify the lessor for environmental and other liabilities, and other claims arising from the Company’s use of the applicable asset.

The terms of such obligations vary. Generally, a maximum obligation is not explicitly stated. Because the obligated amounts of these types of agreements often are not explicitly stated, the overall maximum amount of the obligations cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these obligations in its balance sheet as of March 31, 2008.

Tutor-Saliba/Perini JV v. Los Angeles MTA—1995:

Los Angeles Superior Court Case No. BC 123559

In March 1995, a joint venture, Tutor-Saliba/Perini (“TSP”), in which Tutor-Saliba Corporation is the 60% partner, filed a complaint in Los Angeles Superior Court against the Los Angeles County Metropolitan Transportation Authority (“MTA”) for breach of contract, which sought damages of approximately $16 million to compensate TSP and its subcontractors for the costs of extra work, delays, and interest on late payments under four separate contracts with the MTA. In February 1999, the MTA filed a cross-complaint generally alleging violation of the California False Claims Act (“CFCA”) and several other federal and state statutory provisions.

Trial commenced before a jury in May 2001. During trial, the Judge ruled that TSP may have failed to produce certain documents to the MTA, and the Judge penalized TSP for its alleged non-compliance by dismissing TSP’s claim and by ruling, without jury finding of fact, that TSP was liable to the MTA for damages on the MTA’s counterclaim. Pursuant to the Judge’s instructions, the Jury awarded the MTA approximately $32 million in damages and prejudgment interest, subsequently, in March 2002, the judge awarded an additional $31 million in legal fees and costs. Tutor-Saliba’s share of the aggregate award being approximately $37.8 million.

TSP appealed the verdict and the Court’s rulings on motions and sanctions.

On January 25, 2005, the State of California Court of Appeal issued an opinion in which it reversed the entire $63 million trial court’s judgment and found that the trial court judge had abused his discretion and violated TSP’s due process rights and imposed an impermissibly overbroad sanction in issuing terminating sanctions that prevented the joint venture from presenting its claims and severely limited TSP in defending itself against the MTA’s lawsuit. The Court of Appeal also directed the trial court to dismiss MTA’s claims that TSP had violated the Unfair Competition Law and remanded the remainder of the case to the trial court for further proceedings, including a new trial, with a new judge, on the joint venture’s claims against the MTA.

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

As of March 31, 2008 and for the three months ended March 31, 2008 and 2007

13.	OTHER COMMITMENTS AND CONTINGENCIES, Continued

The case was reassigned to the Complex Civil Division, Los Angeles Superior Court—Central Civil West, with the Presiding Judge of that division being assigned to the case. The Court is seeking ways to resolve the case short of full trial, but in a manner that would be upheld by the Court of Appeal, elected to bifurcate the trial and try the MTA’s suggested strongest claim first. That claim was a pass-through subcontractor claim that the MTA agreed to pay through an executed change order for approximately $111,000, in or about 1995 (“Tunnel Handrail” claim). Trial commenced on the MTA’s Tunnel Handrail claim on November 17, 2006, and was completed on December 18, 2006, with the Jury entering a verdict in favor of the MTA pertaining to the “handrail” issue. A final judgment with respect to this claim will not be entered, until the entire case has been resolved and will be subject to appeal.

In February 2007, the court granted TSP a motion and precluded MTA in future proceedings from presenting its claims that TSP breached its contract and violated the CFCA.

On December 26, 2007 the Court issued an order and opinions regarding TSP’s and MTA’s affirmative claims, on the “night restrictions” issues, which determined that no claims have sufficient prima facie evidence to proceed to trial. MTA has filed a notice of its intent to seek a “new trial” as to the Court’s denial of MTA’s night restrictions claims in the entirety.

The court has indicated that it would like the parties to resolve the entire case through mediation. Those efforts to date have failed.

Due to the major issues of the case still remaining to be scheduled for retrial, the ultimate financial impact of the lawsuit is not yet determinable. Therefore, no provision for loss, if any, has been recorded in the financial statements.

14.	SUBSEQUENT EVENTS

Purchase of North Valley Commerce Center, Building G

On October 30, 2007, the Company entered into an agreement to purchase the North Valley Commerce Center, Building G in Sylmar California for $6.5 million in cash. The property will consist of an office and warehouse facility, currently under construction. As of January 25, 2008, the Company has made initial deposits for the property totaling $300,000 into an escrow account. The purchase is expected to close upon substantial completion of the building.

Perini Merger

On April 2, 2008, the Company entered into a definitive agreement with Perini Corporation, a publicly traded construction company, under which the two companies would be combined, in tax-free, all-stock merger. The transaction is subject to customary closing conditions, including the approval of Perini’s shareholders and receipt of regulatory approvals.